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                      CERTIFICATE OF TRUST OF CNF TRUST I
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     This Certificate of Trust of CNF Trust I (the "Trust"), dated as of May 6,
1997, is being duly executed and filed by First Chicago Delaware Inc., a
Delaware corporation, not in its individual capacity, but solely as trustee, and
R. Guy Kraines, not in his individual capacity, but solely as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et
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seq.).
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     1.   Name.  The name of the business trust formed hereby is CNF Trust I.
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     2.   Delaware Trustee.  The name and business address of the trustee of the
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Trust in the State of Delaware are First Chicago Delaware Inc., 300 King Street,
Wilmington, Delaware 19801.

     3.   Effective Date.  This Certificate of Trust shall be effective upon
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filing.

     IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                    First Chicago Delaware Inc., not in its
                                    individual capacity, but solely as trustee


                                    By:  /s/ Steven M. Wagner
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                                         Name:  Steven M. Wagner
                                         Title:   Vice President



                                    /s/ R. Guy Kraines
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                                    R. Guy Kraines, not in his individual
                                    capacity, but solely as trustee